AGREEMENT OF SALE

AGREEMENT dated October 8, 2019, by and between

BRUCE H. PAUL, residing at 7924 Glen Nevis Terrace, Boca Raton, Florida 33496 ("Seller") and

SEONG YEOL LEE, residing at 66 Glenbrook Road, Suite T327, Stamford, Connecticut 06902 ("Purchaser").

Seller and Purchaser covenant and agree as follows:

1. Sale of Premises. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement: (i) the parcel of land more particularly described in Schedule A attached hereto (the "Land" or "Property")); (ii) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway; and (iii) the appurtenances and all the estate and rights of Seller in and to the Land. The Land is located at or known as 180 Chestnut Ridge Road, Bedford, New York 10549; Tax ID#: 83.19-2-4.

2. Purchase Price. The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the Land is Seven Hundred Sixty Thousand ($760,000.00) Dollars payable as follows: (a) Seventy-Six Thousand ($76,000.00) on the signing of this contract, by Purchaser's check payable to the Escrowee (as hereinafter defined), subject to collection, the receipt of which is hereby acknowledged, to be held in escrow pursuant to paragraph 13 of this contract (the "Downpayment"), and (b) the balance of Six Hundred and Eight-Four Thousand ($684,000.00) Dollars balance at Closing in accordance with paragraph 3.

3. The Closing. The closing of title pursuant to this Agreement (the "Closing") shall take place at the office of Zarin & Steinmetz, 81 Main Street, Suite 415, White Plains, New York 10601 at 10 a.m. no later than forty (40) days from the end of Due Diligence.

4. Condition of Land. Purchaser warrants and represents that Purchaser has made a thorough examination and inspection of the Land and is familiar with the physical condition thereof. Purchaser agrees and acknowledges that Purchaser has entered into this Agreement without any warranties or representations, express or implied, having been made by the Seller, any agent of the Seller, or any other person or persons, as to the present or future condition of the Land, expenses, operation, size, zoning, compliance with governmental requirements, the physical and environmental condition of the Land or any portion thereof, including but not limited to, soil conditions of the Land, or other matter or thing affecting or related to the Land, except as specifically set forth herein. Purchaser further agrees to accept the Land **"as is"** in their present condition at the date hereof.

5. Due Diligence.

(a) Purchaser shall have a period of thirty (30) days from the date a fully executed Contract is returned to Purchaser's attorney ("Contract" as used herein refers to the Contract of Sale, and all Riders and Exhibits annexed thereto) within which to perform a Due Diligence Review (the "Due Diligence") with respect to any and all matters Purchaser deems necessary and proper (the "Due Diligence Period"). Purchaser and its employees, agents, consultants, and contractors (collectively, "Purchaser's Representatives") during regular business hours of 8:00 am to 5 pm, upon at least one Business Day's prior written notice to Owner (which may be delivered electronically or by facsimile), may enter the Property and shall have the right, at its sole cost and expense, to access the Property to conduct informational inspections, surveys and a Phase I environmental site assesstment without Seller's prior written consent but shall not be permitted to conduct any invasive testing without Seller's prior written consent which shall not be unreasonably withheld, conditioned or delayed and submission of a Scope of Work in accordance with prevailing industry.

(b) During the Due Diligence Period, Seller shall make available to Purchaser all documentation and other information within Seller's possession, custody or control with respect to the Premises. Seller shall also authorize its engineers and architects, if any, to consult with Purchaser at Purchaser's sole cost and expense, which consultation may, at Purchaser's option, survive closing.

(c) Purchaser may terminate this transaction for any reason whatsoever during this Due Diligence Period by delivering to Seller's attorneys via electronic mail and regular mail written "Notice of Purchaser's Intention to Terminate Transaction." In the event that Seller's attorneys do not receive written Notice of Purchaser's Intention to Terminate Transaction on or before 5:00 p.m. of the 30th day of said Due Diligence Period, Purchaser shall forfeit and surrender its right to terminate this transaction, unless Seller fails to perform its obligations as set forth hereunder.

(d) Purchaser hereby agrees to indemnify, defend and hold Seller, its officers, shareholders, partners, members, directors, employees, attorneys and agents harmless from and against any and all liability, loss, cost, judgment, claim, damage or expense (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Access Claims"), to the extent resulting from or arising out of directly or indirectly the entry upon the Property prior to the Closing by Purchaser's Representatives. The foregoing indemnification shall survive the Closing or the termination of this Contract.

(d) In the event that the Due Diligence is properly terminated by Purchaser, Purchaser shall be entitled to the return of its Deposit.

(e) Purchaser shall have the right to obtain a survey at Purchaser's sole cost and expense and purchasers and their agents shall have access to the Property for such purpose. Purchaser shall cause notice to the Seller (via the agents in the transaction) at least 24 hours in advance of any appearance of persons going to the property to conduct the survey (including pin / stake).

6. Objections to Title. Seller shall convey and Purchaser shall accept title to the Land such as a reputable title insurance company authorized to do business in the State of New York will approve and insure, subject to the matters set forth in this Agreement. Purchaser agrees promptly after execution of this Agreement to order a report on title from a reputable title insurance company

authorized to do business in the State of New York (the "Title Company"), and Purchaser shall notify Seller and Seller's attorney in writing at least ten (10) days prior to the Closing of any exceptions, defects or objections which Purchaser claims are not covered by this Agreement or otherwise accepted by Purchaser herein. The title exceptions to which Purchaser has agreed to accept title "subject to" shall be deemed incorporated into the deed even if not specifically contained therein and this covenant shall be deemed to survive delivery of the deed hereunder. Purchaser shall pay the cost of such title examination and any title policy issued thereunder.

7. Inability of Seller to Perform. If Seller shall be unable to convey title, subject to and in accordance with this Agreement, the sole obligation of Seller shall be to refund the Deposit and to reimburse Purchaser for the net cost of title examination and the net cost of the recertification of the existing survey made in connection therewith and, upon the making of such refund and reimbursement, this Agreement shall wholly cease and terminate, and neither party shall have any further claim against the other by reason of this Agreement and the lien, if any, of Purchaser against the Land shall wholly cease. Seller may, but shall not be obligated to, take any measures of any kind, or bring any action or proceeding, or incur any expense, in order to render the title to the Land marketable or otherwise to convey title under the terms and representations of this Agreement, and Seller may, if Seller shall so elect, adjourn the title closing for a period not to exceed sixty (60) days for such purpose upon written notice to Purchaser. Purchaser may, nevertheless, accept such title as Seller may be able to convey without reduction of the purchase price or any credit or allowance against the same and without any other liability on the part of Seller. The acceptance of a deed by Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those, if any, which are herein specifically stated to survive the delivery of the deed. No attempt to cure a title objection shall be deemed an admission on Seller's part that a defect, if fact, exists. The term "net cost of title examination" is defined for the purpose of this Agreement as the expense actually incurred by Purchaser for title examination, in no event, however, to exceed the net amount which would be charged by any reputable title insurance company authorized to do business in the State of New York for title examination of the Land without issuance of policy.

8. Broker. Purchaser and Seller each represent and warrant to the other that they have not dealt with any broker, consultant, finder or like agent who or which might be entitled to a commission or compensation on account of introducing the parties, the negotiation or execution of this Agreement or the closing of the transaction contemplated herein other than Compass Greater NY and Laurence London & Co., LLC (collectively, "Broker"). Seller agrees to pay Broker a commission pursuant to separate agreement. Purchaser and Seller agree and hereby do indemnify and hold harmless the other and their successors, legal representatives, heirs and assigns against and from all loss, liability or expense, including attorneys' fees, arising out of the indemnifying party's acts with any broker, consultant, finder or like agent (other than Broker whose commission Seller agrees to pay as stated above) claiming to have dealt with the indemnifying party. The representations, warranties and covenants contained in this Paragraph shall survive the closing or other termination of this Agreement.

9. Modification of Agreement. This Agreement may not be modified, supplemented, or terminated nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding

breach thereof or of any other agreement or provision herein contained. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

10. Recording of Agreement Prohibited. The parties each agree that neither this Agreement nor any memorandum or notice thereof shall be recorded or tendered for recording in the County Clerk's Office or in any other land record office relating to the Land. Purchaser further agrees that if this Agreement, or any memorandum or short form thereof shall be recorded in any such office, this Agreement, upon notice from Seller to Purchaser, shall be deemed void and of no further force and effect and such notice, if recorded, shall be deemed sufficient and adequate notice to third parties that this Agreement is void and of no further force and effect.

11. Notices. Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals or other communications (hereinafter collectively called "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be sent either by the parties or by their respective attorneys who are expressly authorized to do so on their behalf or by the Escrowee (as hereinafter defined), by registered or certified mail, return receipt requested, postage prepaid, faxed, emailed or hand delivered, addressed to the party to be notified at its address first-above set forth or to such other address as such party shall have specified most recently by like Notice.

At the same time any Notice is given to Seller, a copy shall be sent or hand delivered to:

Lisa F. Smith, Esq.
Zarin & Steinmetz
81 Main Street, Suite 415
White Plains, New York 10601
[redacted]
(914) 681-0200

At the same time any Notice is given to Purchaser, a copy shall be sent to:

Keith Betensky, Esq.
The Law Offices of Keith R. Betensky
26 Village Green, Ste. #4
Bedford, New York 10506
[redacted]
(914) 588-1032 (cell)
(914) 338-8050 (office)

Notices given as provided above shall be deemed given three (3) days (excluding Saturdays, Sundays and legal holidays) after the date so mailed or the date delivered if hand delivered or delivered by fax or email.

12. Seller's Closing Obligations. Seller shall, at closing of title, deliver to Purchaser:

a) A statutory form of bargain and sale deed with covenant against grantor's acts, containing the covenant required by Section 13 of the Lien Law, and executed

in proper form for recording so as to convey the title required by this Agreement.

b) TP 584 NYS Combined Real Estate Transfer Tax Return and Credit Line Mortgage Certificate.

c) RP-5217 Real Property Transfer Tax Report.

d) Information for the reporting requirements of Section 6045(e) of the Internal Revenue Code, which shall be complied with by Purchaser.

f) Certification pursuant to Section 1445 of the Internal Revenue Code that Seller is not a "foreign person" as defined therein.

g) All required State, County and City real property transfer tax returns and checks in payment of such taxes.

Purchaser shall execute (to the extent necessary) the forms listed above, as well as forms, affidavits, etc. deemed necessary by Seller's counsel or the title company to conclude the sale of the Land and cause the same to be remitted (together with any checks delivered by Seller) to the appropriate office promptly after the Closing.

13. Escrow of Deposit. The Deposit paid on the signing of this Agreement shall be paid to the Seller by the Purchaser paying same to the Seller's attorneys, David S. Steinmetz, Esq. ("Escrowee") to be held in escrow until the earliest to occur of (a) closing of title, in which event said Deposit shall be delivered to Seller, or (b) a default by Purchaser, at which time the Deposit shall, upon seven (7) days' advance Notice to Purchaser, be delivered to Seller unless a Notice be received by Escrowee from Purchaser demanding that the Deposit not be so delivered to Seller, in which case Escrowee shall continue to hold the Deposit pursuant to the provisions of this Paragraph, or (c) the receipt by Escrowee of a Notice signed by both Seller and Purchaser authorizing and directing payment to be made to one of them, in which event payment shall be made to the authorized recipient, or (d) the receipt by Escrowee of a Notice signed by Purchaser advising of Purchaser's election to terminate this Agreement pursuant to an expressly stated privilege to do so provided in this Agreement, in which event the Deposit shall be delivered to Purchaser. If closing of title shall not take place by the date set forth in Paragraph 3 hereof (or by any agreed upon adjourned closing date) and Escrowee shall not prior to such date have distributed the Deposit pursuant to the immediately preceding sentence, then Escrowee shall have the right, at its option, to pay the sum held in escrow into court pursuant to relevant statute and commence an action or proceeding including, but not limited to, an action in interpleader, in order to obtain a judicial determination as to the party legally entitled to receive the funds. Purchaser and Seller jointly and severally agree to reimburse Escrowee for its reasonable costs and expenses, including attorneys' fees (either paid to retained attorneys or representing the fair value of legal services rendered by the Escrowee to itself, incurred as a result of any dispute or litigation concerning the right to the escrow fund. Escrowee shall not be liable for any error of judgment or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, except its own gross negligence or willful misconduct. The Deposit shall be placed by Escrowee in a non-interest-bearing FDIC insured bank account. All interest earned on the Deposit, if any, shall belong and

be delivered to the party entitled to the principal of the Deposit and the party receiving the interest shall pay any income taxes thereon.

14. "Subject to" Provisions. The Land is to be sold subject to the following provided same do not render title unmarketable or uninsurable at normal rates:

a) Zoning and building regulations and ordinances of any governmental subdivision or agency applicable to the Land.

b) Consents by Seller or any former owner of the Land for the erection of any structure or structures on, under or above any street or highway on which the Land may abut;

c) Encroachments of stoops, areas, cellar steps, trim and cornices, if any, upon any street or highway, party walls and party wall agreements, if any, encroachments of retaining walls, hedges and fences, if any, and variations, if any, between (i) record lines and hedges, fences, and retaining walls, (ii) record lines and tax lines, and (iii) the description in Schedule A annexed hereto and the tax map description;

d) the state of facts shown on an accurate survey and any state of facts a physical inspection of the Land might reveal, provided same does not render title unmarketable or uninsurable at normal rates;

e) restrictions, covenants, easements, agreements and reservations of record, and party wall agreements and easements of necessity not of record, if any, provided same do not prohibit the use of the Land for a single-family residence;

f) rights, if any, acquired by any utility company to maintain and operate lines, wires, cables, poles, pipes, conduits and distribution boxes in, on, over and under the Land;

g) Intentionally Omitted;

h) the right of governmental or municipal authorities to require removal or forfeiture of any vaults which may be beyond the building line of the Land;

i) real estate taxes, and water and sewer charges which are not due and payable prior to the date of Closing, provided that such taxes and charges shall, at the closing, be apportioned as set forth herein; and

j) judgments of record, liens for unpaid franchise taxes of any corporation in the chain of title to the Land, if any, liens for estate, inheritance or similar taxes of any person in the chain of title, if any, and other matters which a title insurance company doing business in the State of New York shall be willing to insure against enforcement out of the Land at no cost to purchaser.

15. Assignment. This Agreement may be assigned by Purchaser to a trust or business entity controlled by Seong Lee without the prior written consent of Seller.

16. Apportionments. The following items relating to the Land, if applicable, shall be apportioned at closing:

a) Real estate taxes on the basis of the fiscal year for which assessed; **and**

b) Assessments.

All apportionments shall be made on the basis of a thirty (30) day month and shall be apportioned as of midnight on the day preceding the Closing. If requested by Purchaser's title insurance company, Seller shall provide official bills at the Closing. If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to the latest assessed valuation.

17. Deposit Check. If the payment made on account of the Purchase Price at the time of execution of this Agreement be by check, and, if said check shall fail to be collected in due course, Seller at its option may terminate this Agreement without notice, and shall be entitled to any other remedies available at law.

18. Assessment Proceedings. Seller is hereby authorized to continue any proceeding or proceedings now pending for the reduction of the assessed valuation of the Land, and to settle the same in Seller's discretion, provided, however, that the net refund of taxes, if any, for any tax year for which Purchaser shall be entitled to share in the refund shall be divided between Seller and Purchaser in accordance with the apportionment of taxes pursuant to the provisions hereof, after deducting therefrom a pro rata share of all fees and expenses, including counsel fees, necessarily incurred in obtaining such refund, the allocation of such expenses to be based upon the total refund obtained in such proceeding and in any other proceeding simultaneously involved in the trial or settlement. Purchaser shall deliver to Seller, upon demand, receipted tax bills and canceled checks used in payment of such taxes and shall execute any and all consents or other documents, and do any act or thing necessary for the collection of such refund by Seller. The provisions of this paragraph shall survive the closing.

19. Checks Delivered at Closing. The Purchaser agrees to issue and deliver at the closing one or more certified checks, not in excess of the unpaid portion of the cash consideration, in such amounts and to such payees as may be directed by the Seller. All checks to be delivered to Seller pursuant to this Agreement shall be drawn upon banks which are member banks of the New York Clearing House.

20. Liens. The existence of any lien upon the Land which the Purchaser is not obligated under the terms hereof to accept, shall nevertheless not be an objection to the passage of title provided that either (i) appropriate instruments in recordable form and acceptable to Purchaser's title insurance company for the discharge of the same are delivered at the Closing, or (ii) a title insurance company doing business in the State of New York shall insure against the collection of said lien from the Land at no cost to purchaser. Seller may use any portion of the balance of the Purchase Price to discharge such lien at the Closing and the Purchaser, if request is made within a reasonable time prior to the date of Closing, agrees to provide separate certified checks to facilitate the same.

21. Purchaser's Default. In the event of Purchaser's default hereunder beyond applicable cure periods, Seller's sole remedy shall be to retain the Deposit (with the interest accrued thereon) as liquidated damages for all loss, damage and expense suffered by Seller, including without limitation the loss of its bargain.

22. Representations and Warranties. Purchaser represents and warrants to Seller to the best of its knowledge that:

a) Purchaser has full power, competency, capacity and authority to enter into and comply with the terms of this Agreement. The transaction herein contemplated will not conflict with, or result in a breach under, any agreement or instrument by which Purchaser is bound, and will not constitute a violation of any applicable law, rule, regulation, judgment, order or decree of any governmental entity or court to which Purchaser is subject;

b) This Agreement and all documents executed by Purchaser which are to be delivered to Seller at the Closing are, or at the Closing will be, legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Purchaser is a party or to which Purchaser is subject;

c) Purchaser has not relied upon any statement, representation, or warranty of Seller concerning the environmental condition of the Land or concerning the existence or absence of any hazardous substances thereon. Purchaser acknowledges that he has made his own determination as to the presence of any substance which could create liability under any state, local or federal law; and

d) Except as provided herein, no representations of any kind have been made by the Seller to Purchaser and Purchaser verifies that he is purchasing the Land solely in reliance upon his own investigations and evaluation thereof.

Seller represents and warrants to the best of its knowledge that (i) Seller has good marketable title to the Property; (ii) there are no liens or other encumberances that would delay the Closing; (iii) there is no pending litigation with respect to the Property (iv) Seller is solvent, this is not a "short sale" and the purchase price is sufficient to satisfy all liens, broker commissions and other closing costs; (v) the Property is not subject to any right of first refusal, declaration of condominium, coop or homeowner association; (vi) Seller has not granted any easements including without limitation any mineral rights, to any third party with respect to the Property; and (vii) the Property has legal access to a public right of way;

23. Confidentiality. Prior to the Closing all information, studies and reports relating to the Land obtained by Seller or Purchaser, either by the observations and examinations of its agents and representatives or as disclosed to it by Seller, shall be kept confidential by both parties unless disclosure is required by law. If the transaction contemplated hereby fails to close for any reason other than Seller's default, Purchaser shall deliver to Seller, at no cost to Seller, all such information, reports and studies, and Purchaser shall make no further distributions or disclosures of any such information, reports and studies. Purchaser and Seller agree that, to the extent reasonably practical, they shall keep the contents of this Agreement confidential and that no

publicity or press release to the general public with respect to this transaction shall be made by either party without the prior written consent of the other party. Notwithstanding the foregoing, Purchaser may release any information which, following the Closing, will be a matter of public record. The confidentiality provisions of this paragraph shall survive the Closing.

24. Destruction, Damage or Condemnation. The provisions of Section 5-1311 of the General Obligations Law shall apply to the sale and purchase provided for in this Agreement.

25. Unpaid Taxes. The amount of any unpaid taxes, assessments, water charges and sewer rents which the Seller is obligated to pay and discharge, with the interest and penalties thereon to a date not less than two business days after the date of closing, may at the option of the Seller be allowed to the Purchaser out of the balance of the Purchase Price, provided official bills therefor with interest and penalties thereon figured to said date are furnished by the Seller at the Closing.

26. Miscellaneous.

a) This Agreement embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement;

b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York;

c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns;

d) This Agreement shall not be binding or effective until properly executed and delivered by Seller and Purchaser;

e) As used in this Agreement, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require;

f) This Agreement may be executed by one or more facsimile or pdf counterparts, each of which shall be deemed an original and all of which together shall constitute a single contract and all signatories in said format shall be deemed binding provided that the Downpayment is delivered to the Escrow Agent and subject to collection; and

g) Seller's attorney is authorized to insert the date of this contract coincident with the delivery to Purchaser or Purchaser's attorney of a fully executed copy or copies hereof.

h) In the event of a dispute hereunder, the prevailing party shall be entitled to attorneys' fees.

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[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the date first above written.

Seller:

[redacted]

Bruce H. Paul

[redacted]

Social Security No./Fed. I.D. No.

Purchaser:

[redacted]

Seong Yeol Lee

[redacted]

Social Security No./Fed. I.D. No.

Receipt of the Downpayment is acknowledged and the undersigned agrees to act in accordance with the provisions of paragraph 12.

[redacted]

David S. Steinmetz, Esq.